Exhibit C
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Anacor Pharmaceuticals Inc. is filed on behalf of each of the undersigned.
Date: December 10, 2010

RHO VENTURES IV QP LP RHO VENTURES IV LP By its General Partner, Rho Management Ventures IV LLC
By:	/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

RHO MANAGEMENT VENTURES IV LLC
By:	/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

RHO VENTURES IV GMBH & CO BETEILIGUNGS KG By its General Partner, Rho Capital Partners Verwaltungs GmbH
By:	/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

RHO CAPITAL PARTNERS VERWALTUNGS GMBH
By:	/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

RHO MANAGEMENT TRUST I By its Investment Advisor, Rho Capital Partners Inc.
By:	/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

RHO CAPITAL PARTNERS INC.
By:	/s/ Jeffrey I. Martin
Jeffrey I. Martin
Authorized Signer

/s/ Jeffrey I. Martin
Jeffrey I. Martin, as Authorized Signer, on behalf of Mark Leschly

/s/ Jeffrey I. Martin
Jeffrey I. Martin, as Authorized Signer, on behalf of Habib Kairouz

/s/ Jeffrey I. Martin
Jeffrey I. Martin, as Authorized Signer, on behalf of Joshua Ruch